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                                                                    Exhibit 10.5

                               AMENDMENT NUMBER 3
                                       TO
                              WILLBROS GROUP, INC.
                              DIRECTOR STOCK PLAN

      1. Introduction. On April 16, 1996, the Board of Directors of Willbros Group, Inc. (the "Company") adopted, and on May 21, 1996, the stockholders of the Company approved, the Willbros Group, Inc. Director Stock Plan (as amended, the "Plan").

            The Plan provides for the automatic grant of non-qualified stock options to non-employee directors of the Company. Under the terms of the Plan, an initial option to purchase 5,000 shares of common stock of the Company is granted to each new non-employee director on the date such director is elected or appointed to the Board of Directors of the Company. Each non-employee director also receives annually an option to purchase 5,000 shares of common stock of the Company on the annual anniversary of the date on which such director received an initial option and on each succeeding annual anniversary of such date during the period of such director's incumbency (the "Annual Stock Option Grant").

      2. Purpose. The sole purpose of this Amendment is to change the timing of the Annual Stock Option Grant to the same date for all non-employee directors eligible to receive same.

      3. Amendment. In Section 6(b) of the Plan, the words "On each anniversary of the Initial Grant Date" are deleted and the following words are substituted therefor:

            "On the second Monday in January of each year".

      4. No Change. Except as specifically set forth herein, this Amendment does not change the terms of the Plan.

      5. Effective Date. This Amendment shall take effect and be adopted as of January 1, 2004.

      Executed as of the 1st day of January, 2004.

ATTEST:                                WILLBROS GROUP, INC.

By: /s/  Dennis G. Berryhill           By: /s/ Michael F. Curran
    ---------------------------            ------------------------------
    Dennis G. Berryhill                    Michael F. Curran
    Secretary                              President and Chief Executive Officer